U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                       SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.     )

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Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[x]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                 INTERNET BUSINESS'S INTERNATIONAL, INC.
            (Name of Small Business Issuer in its charter)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport
Beach, California 92660
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No Fee Required
[  ]  Fee Computed on table below per Exchange Act Rules 14a-
6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction
applies:
________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

4.  Proposed aggregate offering price:
________________________________________________________________

5.  Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials.
[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:
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4.  Date filed:
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Notes:

              Internet Business's International, Inc.
              4634 South Maryland Parkway, Suite 101
                    Las Vegas, Nevada 89119

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
             TO BE HELD ON WEDNESDAY, SEPTEMBER 27, 2000

Notice is hereby given that the Annual Meeting of shareholders of Internet Business's International, Inc. ("Company") will be held on Wednesday, September 27, 2000 at the executive offices of the Company, located at 4634 South Maryland Parkway, Suite 101, Las Vegas, Nevada 89119 at 11:00 a.m. for the following purposes:

1. To elect the following three nominees as Directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified:
Louis Cherry, Albert R. Reda, and Wade Whitely;

2. To approve the appointment of Henry Schiffer, C.P.A., a P.C., as the Company's independent auditors for the new fiscal year commencing on July 1, 2000;

3.  To approve a share exchange between the Company and PMCC
Mortgage Corp., whereby the Company would become a wholly owned subsidiary of this firm;

4. To consider on any other matter that properly may come before the meeting or any adjournment thereof.

Shareholders of record as the close of business on July 31, 2000 are entitled to vote at the meeting or any postponement or adjournment thereof.

Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy. A copy of the Company's Annual Report for its fiscal year ended June 30, 1999 and for the quarter ended on March 31, 2000 are enclosed herewith.

By order of the Board of Directors
August 28, 2000

/s/  Albert R. Reda
Albert R. Reda, Corporate Secretary

                          PROXY STATEMENT
            Internet Business's International, Inc.
            4634 South Maryland Parkway, Suite 101
                    Las Vegas, Nevada 89119

This Proxy Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of Internet Business's International, Inc., a Nevada corporation ("Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held at the executive offices of the Company, located at 4634 South Maryland Parkway, Suite 101, Las Vegas, Nevada 89119 on Wednesday, September 27, 2000 at 11:00 a.m. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. Neither attendance at the meeting nor voting at the meeting shall revoke the proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

Shareholder proposals must be submitted to the Company not later than August 1, 2001, in order to be included in those matters considered at the next Annual Meeting of the Company to be held in September 2001. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about September 15, 2000.

                         VOTING SECURITIES

The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on July 31, 2000. On such date, the Company had issued and outstanding 225,115,113 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted.

All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. As management holds, directly or indirectly, a majority of the outstanding shares as of the record date and intends to vote in favor of all proposals, it is anticipated that all proposals will pass. Pursuant to applicable Nevada law, there are dissenter's rights relating to the matters to be voted on. The relevant sections of the Nevada Revised Statutes that deal with such dissenters' rights are set forth as follows:

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305  "Beneficial stockholder" defined.
"Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330  "Stockholder of record" defined.
"Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420  Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440  Demand for payment and deposit of certificates;
retention of rights of stockholder.

1.  A stockholder to whom a dissenter's notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460  Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.
NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500  Legal proceeding to determine fair value:
Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                         STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of July 31, 2000 (221,115,113 issued and outstanding, of which 126,027,324 are restricted) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director; and (iii) all directors and executive officers of the Company individually and as a group (each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them):

Title of      Name and Address of               Amount of      Percent
Class         Beneficial Owner                  Beneficial        of
                                                Ownership(1)     class

Common        Reda Family Trust (1)             29,600,000       13.39%
Stock         3338 Punta Alta, #1E
              Laguna Hills, Ca 92653

Common        Iron Horse Holdings, Inc. (2)     18,006,060        8.14%
Stock         8625 W. Sahara Avenue
              Las Vegas, Nevada 89117

Common        Cherry Family Trust (3)           15,916,086        7.20%
Stock         29245 Pompano Way
              Laguna Niguel, Ca 92677

Common        Michael S. Cherry (4)             12,000,000        5.43%
Stock         5 Washburn Terrace, #1,
              Brookline, Massachusetts
              02446

Common        Ramis Corp. (5),                  10,000,000        4.52%
Stock         P.O. Box 4321,
              Mission Viejo, Ca 92690

Common        Albert Reda Corp. (6)             10,000,000        4.52%
Stock         2557 Oxford Lane,
              Costa Mesa, Ca 92626

Common        Albert R. Reda,                    1,566,086        0.71%
Stock         3900 Birch Street, Suite 103
              Newport Beach, Ca 92660

Common        Louis Cherry,                              0        0.00%
Stock         3900 Birch Street, Suite 103
              Newport Beach, Ca 92660

Common        Shares of all directors and       67,082,172       30.34%
Stock         executive officers as a
              group (2 persons)

(1) Reda Family Trust is a trust created by Albert Reda for shares obtained upon the change in control of the Company in November 1998.

(2) Michael Cherry and Reda Family Trust are minority shareholders of Iron Horse Holdings, Inc.

(3) Cherry Family Trust is a trust created by Louis Cherry for shares obtained upon the change in control of the Company in November 1998.

(4) Michael S. Cherry is the adult child of Louis Cherry and Louis Cherry disclaims any beneficial ownership of these shares.

(5) Ramis Corp. is a corporation controlled by Louis Cherry, which holds shares issued as compensation for services performed by Mr. Cherry for the Company.

(6)  Albert Reda Corp. is a corporation controlled by Albert
Reda, which holds shares issued as compensation for services performed by Mr. Reda for the Company.

                        ELECTION OF DIRECTORS
                          EXECUTIVE OFFICERS

The Company's Board of Directors is currently composed of two members. The Company's Bylaws provide that Directors are to serve only until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Two of these individuals also hold all of the positions as Executive Officers of the Company. The Directors and Executive Officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

Louis Cherry.

Mr. Cherry, age 72, was appointed Chariman of the Board, and Treasurer of the Company in November 1998. From 1995 to 1998, he was self-employed as a consultant and food broker. For the period of 1993 to 1994, Mr. Cherry served as Chariman of the Board for two automobile dealerships, University Oldsmobile & Pontiac of Costa Mesa, California, and San Clemente Chrysler, Jeep & Eagle of San Clemente, California. Previously, Mr. Cherry was Chariman of the Board of a national bank and president of an investment firm. Mr. Cherry has attended the University of California at Los Angeles.

Albert R. Reda.

Mr. Reda, age 54, was appointed a Director, Chief Executive Officer, and Secretary of the Company in November 1998. From 1996 to 1998, he was employed with CRT Corporation as Vice President in charge of production for manufacturing frozen food products. For the period of 1994 to 1995, Mr. Reda was self-employed in the financial lending area, buying and selling loans between individuals and institutions. Mr. Reda received his Bachelor of Science degree from California State University, Long Beach, with a major in engineering.

Wade H. Whitely III.

Mr. Whitely, age 36, has been self-employed for the past five years as a marketing and design consultant for several mortgage companies, including Marina Mortgage Corp., Ocwen
Mortgage Inc., Community Mortgage Corp. and Western Thrift &
Loan. For approximately 2 and one-half years prior to that, he was employed as an acting manager of Northwest Mortage Corp. Mr. Whitely has also recently designed and implemented e-commerce for Sunglass Central, Optical Brigade, Net2 Loan, and Site-Creator. Mr. Whitely earned his Bachelor of Science degree in finance from Memphis State University.

The Company does not have standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions. During the last fiscal year, the board of directors met on one occasion; all other actions by the Board were taken by unanimous written consent.

                   EXECUTIVE COMPENSATION
                  Summary Compensation Table

                     Annual compensation              Long-term
                                                     compensation
                                           Awards          Payouts
                                    Other           Securi           All
                                    Annual          ties             other
Name and                            compen Restrict under            compen
Principal   Year   Salary   Bonus   sation  stock   lying   LTIP     sation
Position                                   award(s) options payouts
                                                    SARs
                     ($)     ($)     ($)     ($)     (#)       ($)     ($)

Louis Cherry 2000  $160,000   0  $  260,000   0       0         0       0
Chairman/    1999      0      0   1,260,000   0       0         0       0
Treasurer

Albert Reda  2000  $160,000   0  $  260,000   0       0         0       0
Chief        1999      0      0  $1,260,000   0       0         0       0
Executive
Officer/
Secretary

(1) Since the current management took control of the Company in November 1998, only information on the last two fiscal years is shown here. Each principal is currently compensated at the rate of $20,000 per month.

(2) On April 4, 2000, the Company gave 10,000,000 shares of restricted common stock of the Company to Mr. Cherry and Mr. Reda. These shares are intended to compensate these Directors for their services to the Company for the period of November 1998 through October 1999, during which period neither person received any compensation from the Company. Pursuant to Item 402(b)(2)(iii) of Regulation SK, these shares are valued at the fair market value at the end of each calendar month during that period when such compensation was earned.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the Registrant.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the Company to any officer or director since there is no existing plan which provides for such payment, including a stock option plan.

                    TRANSACTIONS WITH MANAGEMENT

During the last fiscal year up to the present, there have been no relationships, transactions, or proposed transactions to which the Company was or is to be a party, in which any of the named persons set forth previously had or is to have a direct or indirect material interest.

                    INDEPENDENT PUBLIC ACCOUNTANT

Henry Schiffer, C.P.A., a P.C. of Beverly Hills, California issued the report for the company's audited financial statements for the fiscal years ended June 30, 1997, 1998, and 1999. Mr. Schiffer has been engaged by the Board of Directors of the Company as independent public accountant for the fiscal year ending on June 30, 2000. In addition, the Board of Directors has approved by resolution a proposal to retain Mr. Schiffer for the fiscal year commencing on July 1, 1999. The Board of Directors recommends a vote FOR this proposal.

                 FINANCIAL AND OTHER INFORMATION

The Form 10-K for the fiscal year ended June 30, 1999 and the Form 10-Q for the latest quarter ended on March 31, 2000 are incorporated by reference to this Proxy Statement and are being delivered to security holders of the Company along with this Proxy Statement.

           SHARE EXCHANGE WITH PMCC MORTGAGE CORPORATION

The Board of Directors has unanimously approved, and recommends that shareholders approve, the Company's share exchange with PMCC Financial Corp., a Delaware corporation ("PMCC Financial"), whereby all the shares of the Company would be exchange for shares of common stock of this firm. After the exchange, shareholders will own an interest in a company that will in turn own all of the issued and outstanding common stock of the Company, as well as engage in its current line of business, as
set forth below.   Shareholders' number of shares of common
stock will change, as outlined below, but their voting rights will not change as a result of the share exchange. The share exchange agreement between the Company and PMCC Financial is the legal document that will govern the exchange; a copy of this agreement is available upon request from the Company. In addition the latest Form 10-K and Form 10-Q for PMCC Financial is available upon request from the Company.

Reasons for the Exchange.

Company management believes that by becoming a subsidiary of PMCC Financial, this will provide more exposure for the products and services offered by the Company. In addition, the products and services offered by the Company will complement the business of PMCC Financial; for example, the Company's Net 2 Loan website processes loans which are granted by such firms as PMCC Financial.

Business Description of PMCC Financial.

PMCC Financial is a specialty consumer financial services company providing a broad array of residential mortgage products to primarily prime credit borrowers seeking "conventional" or FHA/VA loans. Beginning in mid-1996, PMCC Financial had expanded and diversified its mortgage banking activities by opening a fully-staffed wholesale division, establishing a program to provide short-term funding to independent real estate contractors for one to four family residential rehabilitation properties, acquiring a wholesale origination company in Florida and expanding its retail loan operations geographically throughout the United States.

PMCC Financial is a holding company that conducts all of its business through its wholly owned subsidiary, PMCC Mortgage
Corp. ("PMCC").

PMCC Financial's primary mortgage banking business objectives are to stabilize the PMCC Financial's operations, to continue to offer a full range of mortgage products to qualified borrowers and to generate positive cash flow by selling substantially all originated loans for cash to institutional investors, usually without recourse, within a short period after such loans are originated, thereby reducing exposure to interest rate and credit risks.

PMCC Financial originates residential first mortgages on a retail basis primarily in New York and New Jersey by a staff of experienced retail loan officers who obtain customers through referrals from local real estate agents, builders, accountants, financial planners and attorneys, as well as from direct customer contact via advertising, direct mail and promotional materials. PMCC Financial's wholesale divisions in New Jersey and Florida originate mortgage loans through independent mortgage bankers and brokers, who submit applications to PMCC Financial on behalf of a borrower.

PMCC Financial's revenues from mortgage banking activities are primarily generated from the premiums it receives on the sale of mortgage loans it originates, and from interest earned during the period PMCC Financial holds mortgage loans for sale. PMCC Financial's mortgage loans, together with servicing rights to these mortgages, are usually sold on a non-recourse basis to institutional investors, in each case within approximately 7 to 30 days of the date of origination of the mortgage. In general, when PMCC Financial establishes an interest rate at the origination of a mortgage loan, it attempts to contemporaneously lock in an interest yield to the institutional investor purchasing that loan from PMCC Financial. By selling these mortgage loans at the time of or shortly following origination, the Company limits its exposure to interest rate fluctuations and credit risks. Furthermore, by selling its mortgage loans on a "servicing-released" basis, PMCC Financial avoids the administrative and collection expenses of managing and servicing a loan portfolio and it avoids a risk of loss of anticipated future servicing revenue due to mortgage prepayments in a declining interest rate environment.

PMCC Financial also generated income by charging fees for short-term funding to independent real estate contractors ("rehab partners") for the purchase, rehabilitation and resale of vacant one-to-four family residences primarily in New York City and Long Island, New York. PMCC Financial provided this funding to several rehab partners that specialize in the rehabilitation and marketing of these properties. As security for providing the rehab partners with the funding to accomplish the purchase, rehabilitation and resale of the property, the Company holds title to the properties. PMCC Financial's income from this activity is limited to the fees and interest charged in connection with providing the funding and is not related to any gain or loss on the sale of the property. Since PMCC Financial holds the title to these properties, for financial reporting purposes PMCC Financial records as revenue the gross sales price of these properties when the properties are sold to the ultimate purchasers and it records cost of sales equal to the difference between such gross sales price and the amount of its contracted income pursuant to its contracts with the rehab partners. As of December 1999, PMCC Financial had temporarily halted the purchase of new properties and accelerated efforts to cause the sale of existing properties.

Investigation of PMCC Financial.

The U.S. Attorney's Office for the Eastern District of New York ("U.S. Attorney") is conducting an investigation ("Investigation") into the allegations asserted in a criminal complaint against Ronald Friedman, the former Chairman of the Board, President and Chief Executive Officer of PMCC Financial, and a loan officer formerly employed by the company. On December 21, 1999, agents of the Office of the Inspector General for the United States Department of Housing and Urban Development ("HUD") executed search and arrest warrants at the Roslyn offices of the Company. The warrants were issued on the basis of a federal criminal complaint ("Complaint"), which charged that Mr. Friedman and the loan officer knowingly and intentionally made, uttered or published false statements in connection with loans to be insured by HUD.

In response to the allegations against the loan officer and Friedman, PMCC Financial engaged the legal services of Dorsey & Whitney LLP to conduct an internal investigation into the alleged misconduct and to prepare a report discussing the findings of the internal investigation. As part of this internal investigation, PMCC Financial worked closely and in cooperation with HUD and the U.S. Attorney. In addition, key employees, including loan officers, loan processors, underwriters and managers, were interviewed. An audit also was conducted of over one-third of all 1999 FHA loans in order to assess whether the files comported with the HUD guidelines for FHA loans.

A report detailing Dorsey & Whitney's investigation and findings was presented to PMCC Financial's Board of Directors in April 2000. The report concludes that while there appears to be support for the allegations leveled at the former loan officer, there is no evidence that the misconduct alleged in the complaint was systemic at PMCC Financial. Rather, the findings support the conclusion that the alleged misconduct was an isolated occurrence, not an institutional practice. The available evidence did not permit Dorsey & Whitney to reach a definitive conclusion concerning the charges pending against Mr. Friedman. The investigation, comprised of interviews with PMCC employees and an extensive review of mortgage loan files, revealed no independent evidence tending to support the allegations against Mr. Friedman contained in the criminal complaint.

Stock Suspension.

Prior to February 18, 1998, the date of PMCC Financial's initial public offering of its common stock ("Common Stock"), there was no public market for its stock. PMCC Financial's Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "PFC". On December 22, 1999, following PMCC Financial's announcement concerning the Investigation as described above, the AMEX suspended trading in the Common Stock. The AMEX began reviewing the listing eligibility of the Common Stock. Among the issues on which the AMEX review has focused is whether PMCC Financial's management has engaged in operations which in the opinion of the AMEX are contrary to the public interest, as well as PMCC Financial's financial condition and ability to continue to originate and sell loans. PMCC Financial has furnished requested information to the AMEX and, in connection with the AMEX review process, PMCC Financial and its counsel have met with the AMEX staff on numerous occasions since March 2000 to present information in support of continued listing. At this time, the AMEX is waiting for the U.S. Attorney to decide to prosecute or not prosecute PMCC in order to proceed with its review to lift the trading suspension.

While PMCC Financial believes that it has not committed any wrongdoing, it continues to cooperate fully with the U.S. Attorney's Office and HUD. However, it cannot predict the duration of the Investigation or its potential outcome. Although PMCC Financial does not anticipate being charged in connection with this investigation, in the event that PMCC Financial was charged, it intends to vigorously defend its position.

Although PMCC Financial believes that it meets the AMEX listing criteria, there can be no assurance that the trading suspension will be lifted or that the Common Stock will not be removed from listing.

Exchange Procedure.

The share exchange will be effected by exchanging all of the issued and outstanding shares of common stock of the Company for shares of common stock of PMCC Financial. When the exchange is complete, each outstanding share of common stock of the Company will be automatically exchanged based on the following exchange rate: PMCC Financial's common stock will be valued at $1.75 per share and the Company's common stock will be valued at the 10 day average of the closing bid prices prior to the closing of the transaction plus 10%. For example, if this 10 day average for the Company's common stock is $0.25, plus the 10% ($0.025), then each share of the Company's common stock would be exchanged for 6.35 shares of common stock of PMCC Financial. All fractional shares shall be rounded up or down to the whole share. It will not be necessary for shareholders of the Company to exchange their existing stock certificates for certificates of PMCC Financial. Certificates for shares of the Company's common stock will automatically represent the number of shares of PMCC Financial common stock when the exchange is completed. If shareholders desire to sell some or all of their shares after the exchange is completed, delivery of the stock certificate or certificates that previously represented the Company shares will be sufficient. Following the exchange, certificates bearing the name of PMCC Financial will be issued in the normal course upon surrender of outstanding Company certificates for transfer or exchange. If shareholders surrender a certificate representing Company shares for exchange or transfer and new certificates are to be issued in a name other than that appearing on the surrendered certificate, the surrendered certificate must be accompanied by (1) all documents required to evidence and effect the transfer and (2) evidence that any applicable stock transfer taxes have been paid.

Conditions to Consummation of the Exchange.

The exchange will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived: The exchange is approved by the requisite vote of shareholders of the Company and PMCC Financial; none of the parties to the exchange agreement is subject to any decree, order or injunction that prohibits the consummation of the exchange; and the PMCC Financial shares to be issued pursuant to the exchange, as well as all other issued and outstanding common stock of PMCC Financial, are authorized for listing on a listed securities exchange.

Amendment or Termination.

The exchange agreement may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company and PMCC Financial. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by the companies' shareholders without obtaining that approval. The Board of Directors of the companies may terminate the exchange agreement and abandon the exchange at any time before its effectiveness.

Effective Time.

The Company anticipates that the exchange will become effective promptly following the Annual Meeting. The exchange, if approved by the companies' and not terminated by their Boards of Directors, will become effective upon the filing of Articles of Exchange with the Nevada Secretary of State, unless a later effective time is specified in this filing.

Required Vote.

The exchange requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company and PMCC
Financial.

Recommendation of the Board of Directors.

A vote FOR the approval of the exchange will constitute approval and adoption of the exchange agreement relating to the exchanger, approval of the exchange of common stock of the Company for common stock of PMCC Financial, and approval of all other aspects of the proposed exchange. The Board of Directors recommends a vote FOR this proposal.

Material Federal Income Tax Consequences.

United States federal income tax consequences of the exchange include the following: Shareholders will not, under Section 354 of the Internal Revenue Code, recognize gain or loss when they receive shares of PMCC Financial common stock in exchange for shares of the Company common stock in the exchange based on the determination by the parties to the transaction that $1.75 per share for PMCC Financial stock if the principal amount of that stock; a stockholder's aggregate basis of the shares in PMCC Financial common stock received in the exchange will be the same as the aggregate basis of the shares of the Company common stock surrendered in exchange for those shares; a stockholder's holding period in the shares of PMCC Financial common stock received in the exchange will include the holding period of the shares of the Company common stock surrendered in exchange for those shares, provided that such stockholder holds those shares of PMCC Financial common stock as capital assets when the exchange occurs; and no gain or loss will be recognized by PMCC Financial or the Company as a result of the exchange. The Company believes that the foregoing addresses the material United States federal income tax consequences of the exchange to shareholders. The discussion is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. In addition, this discussion is conditioned upon the accuracy of certain factual matters as to which the Company has represented as and believes are true. However, this discussion is not binding on the Internal Revenue Service or the courts so the Company cannot assure shareholders that the federal income tax consequences of the exchange that are described above will be available to shareholders or the Company. Because the tax consequences to shareholders of the exchange may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets, the Company urges shareholders to consult their own tax advisor concerning the effect of the exchange upon them, including the effect of any state, local or other tax to which they may be subject.

Comparative Rights of Shareholders.

When the exchange is completed, the rights of shareholders will be governed by PMCC Financial's certificate of incorporation and bylaws and the Delaware General Corporation Law ("DGCL"). Shareholders should consider the following comparison of the DGCL and PMCC Financial's articles of incorporation and bylaws, on the one hand, and the Nevada Revised Statutes ("NRS") and the Company's existing articles of incorporation and bylaws, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the NRS and the Company's articles of incorporation and bylaws and the DGCL and PMCC Financial's articles of incorporation and bylaws. The Company's articles of incorporation and its bylaws are available for inspection and copying upon request by any shareholder.
PMCC Financial's existing articles of incorporation and bylaws are also available for inspection and copying upon request by any shareholder.

The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the Board of Directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. The DGCL contains similar provisions.

Under both the NRS and DGCL, a shareholder of a corporation participating in an exchange may receive cash in the amount of the fair market value of his shares, as determined by a court, in lieu of the consideration he would otherwise receive in the exchange, unless the transaction falls within a specified exception. Neither the NRS nor DGCL requires that dissenters' rights of appraisal be afforded to shareholders with respect to:
A merger or exchange by a corporation if its shares are either listed on a national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 shareholders, if the shareholders of the corporation receive only shares of the surviving corporation or of a corporation so listed or widely held, unless certain other conditions are met. A corporation's articles of incorporation may provide that these exceptions to dissenters' rights of appraisal do not apply to that corporation. Such exception to dissenters' rights would not apply to the Company. The Company has in its articles of incorporation provisions that to the maximum extent permissible under the NRS, shareholders are entitled to the statutory appraisal rights provided with respect to any business combination involving the corporation and any shareholder (or any affiliate or associate of any shareholder), which requires the affirmative vote of the shareholders.

Under the NRS and DGCL, unless the articles of incorporation of a corporation otherwise provides, amendments of its articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

Under the DGCL, directors can amend the bylaws of a corporation only if the right to do so is expressly conferred upon the directors in its articles of incorporation. In contract, under NRS the directors are free to amend the bylaws.

Under the NRS and DGCL, a special meeting of shareholders can be called by the corporation's board of directors or by any person or persons as may be authorized by the corporation's articles of incorporation or bylaws. Under The Company's bylaws special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting. Under PMCC Financial's bylaws the difference is that the special meeting may be called only by a majority in interest of the shareholders or a majority of the Board of Directors.

Both the NRS and the DGCL permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or bylaws expressly provide otherwise. If proposed corporate action is taken without a meeting by less than the unanimous written consent of shareholders, the DGCL requires that prompt notice of the taking of the action be sent to those shareholders who have not consented in writing (the NRS does not requires this). PMCC Financial's articles provide that corporate action may not be effected by a consent in writing by the shareholders The Company's bylaws provide that unless otherwise provided by law (as set forth above), any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

The bylaws of PMCC Financial provide that the number of directors is to be not less then three nor more than ten as shall be fixed from time to time by the Board of Directors; the Company's bylaws specify not less than one director. As of the date of this proxy statement, the board of directors of the Company consisted of two persons. Under the Company's bylaws, the directors are to serve until the next annual meeting of the shareholders; PMCC's bylaws provide that the directors are divided into three classes, being elected to one, two, or three year terms.

No holder of the Company common stock or PMCC Financial common stock has the right to vote cumulatively in the election of directors.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation's articles of incorporation. Under the NRS, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote. The bylaws of PMCC Financial follow provide that directors can be removed only for cause and only upon a vote of not less than a two-thirds of shares; the Company's bylaws are silent on the removal of directors, therefore the NRS would control. Under both the Company and PMCC Financial bylaws, newly created directorships resulting from any increase in the number of directors or any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office. In addition, both bylaws provide that the directors elected to fill vacancies on the board of directors will hold office until the annual meeting of the shareholders.

The NRS and DGCL both have provisions and limitations regarding directors' liability. The NRS and DGCL permit a corporation to include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. However, under DGCL this provision may not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit. Under the NRS, the limitation of liability is for other than acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. The articles of incorporation of both the Company contain provisions which follow NRS; neither the articles of incorporation or bylaws of PMCC Financial contain provision regarding such limitation of liability. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, these provisions have no effect on the availability of equitable remedies like an injunction or rescission based on a director's breach of his duty of care. These provisions apply to an officer only if he/she is also a director and is acting in the capacity as a director, and does not apply to officers who are not directors.

Both the NRS and DGCL generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination: By a majority of the disinterested directors, even though less than a quorum; by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or by a majority vote of the shareholders, at a meeting at which a quorum is present. Both NRS and DGCL require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both NRS and DGCL permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified. Both the Company's and PMCC Financial's bylaws make indemnification of directors and officers mandatory to the fullest extent permitted by local laws. Both the Company's and PMCC Financial's bylaws provide for the advancement of expenses to defend claims; the Company's bylaws go further and establish procedures for determining whether a director or officer is entitled to indemnification and enforcing rights to indemnification and advancement of expenses.

Both the NRS and DGCL permit corporations to purchase or redeem their own shares of capital stock, except, under DGCL, when the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

No holder of the Company common stock or PMCC Financial common stock has a preemptive right to subscribe to any or all additional issues of the stock of the Company or PMCC Financial, respectively.

Under both the NRS and DGCL, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.

Effect of Exchange.

The effect of the exchange will be that all of the issued and outstanding the Company will be owned by PMCC Financial and the existing shareholders of the Company will become shareholders of the Company.

                          MISCELLANEOUS

The principal accountant for the current fiscal year and for the most recently completed fiscal year of the Company is not expected to be present at the Annual Meeting of the Company. However, shareholders may submit questions of an accounting nature to the Company in writing at the meeting and they will be subsequently responded to.

There are no individuals, including officers or directors of the Company, who have an interest in the exchange of shares of common stock of the Company with PMCC Financial that is different than, or contrary to, the interest of other shareholders.

                           OTHER BUSINESS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed forms returned to the company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

The information incorporated by reference to this Proxy
Statement is the Form 10-K for the fiscal year ended June 30, 1999 and the latest Form 10-Q for the quarter ended March 31, 2000.

By order of the Board of Directors
/s/  Albert R. Reda
Albert R. Reda
Corporate Secretary
August 28, 2000

                            P R O X Y
              INTERNET BUSINESS'S INTERNATIONAL, INC.
   Annual Meeting of Shareholders To Be Held September 27, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Albert R. Reda and Louis Cherry, or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote at the Annual Meeting of Shareholders of Internet Business's International (sometimes hereinafter referred to as the "Company") to be held on Wednesday, September 27, 2000, as designated below, all of the common stock of Internet Business's International, Inc. held of record by the undersigned on July 31, 2000, at the executive offices of the Company, located at 4634 South Maryland Parkway, Suite 101, Las Vegas, Nevada 89119, for matters that properly may come before the meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS (circle one):

      FOR                                     WITHHOLD AUTHORITY
     all nominees listed below        to vote for all nominees listed below

Louis Cherry          Albert R. Reda          Wade Whitley

2.  TO APPROVE THE SELECTION OF HENRY SCHIFFER, C.P.A., A P.C.
AS THE COMPANY'S INDEPENDENT ACCOUNTING FIRM FOR THE CURRENT
FISCAL YEAR (circle one).

FOR                            AGAINST                         ABSTAIN

3.  TO APPROVE A SHARE EXCHANGE BETWEEN THE COMPANY AND PMCC
FINANCIAL CORP. WHEREBY THE COMPANY WOULD BECOME A WHOLLY OWNED
SUBSIDIARY OF THAT FIRM (circle one).

FOR                            AGAINST                         ABSTAIN

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Internet Business's International, Inc. to be held on September 27, 2000, the Proxy Statement of such meeting, the Form 10-K for the fiscal year ended June 30, 1999, and the latest Form 10-Q for the quarter ended March 31, 2000..



Dated: ______________, 2000
____________________________________________________
        (Signature of Shareholder)

Note: Please sign exactly as name appears on stock certificate (as indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.